Sun Communities Announces Full Redemption of 5.500% Senior Notes due 2029 and 5.700% Senior Notes due 2033 April 30, 2025 Southfield, MI, April 30, 2025 (GLOBE NEWSWIRE) -- Sun Communities, Inc. (NYSE: SUI) (the “Company”) today announced that its operating partnership, Sun Communities Operating Limited Partnership (“SCOLP”), will redeem all $500 million aggregate principal amount of its outstanding 5.500% Senior Notes due 2029 (CUSIP No. 866677AK3) (the “Notes due 2029”) and all $400 million aggregate principal amount of its outstanding 5.700% Senior Notes due 2033 (CUSIP No. 866677AJ6) (the “Notes due 2033” and together with the Notes due 2029, the “Notes”) on May 10, 2025 (the “Redemption Date”). On the Redemption Date, in accordance with the terms of each series of Notes and the indenture governing the Notes, SCOLP will redeem (a) all outstanding Notes due 2029 at a redemption price equal to $1,061.53 per U.S.$1,000 principal amount of such notes and (b) all outstanding Notes due 2033 at a redemption price equal to $1,085.88 per $1,000 principal amount of such notes.   The applicable redemption price for each series of Notes includes a customary make-whole premium and accrued and unpaid interest on such Notes to the Redemption Date. On the Redemption Date, interest will cease to accrue on the Notes, and on and after the Redemption Date, all Notes will cease to be outstanding. The Company intends to fund the redemption using a portion of the net proceeds from the previously announced sale of Safe Harbor Marinas. At SCOLP’s request, a notice of redemption of all outstanding Notes has been sent by the indenture trustee for the Notes to all currently registered holders of Notes. This press release does not constitute a notice of redemption under the indenture governing the Notes. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “scheduled,” "guidance", "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to: The Company's liquidity and refinancing demands; The Company's ability to obtain or refinance maturing debt; The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes; Availability of capital; General volatility of the capital markets and the market price of shares of the Company's capital stock; The risks associated with executing the redemption of the Notes; Increases in interest rates and operating costs, including insurance premiums and real estate taxes; Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; The ability of the Company to complete the proposed sale of the remaining Safe Harbor properties that are subject to receipt of third-party consents on a timely basis or at all; The ability for the Company to realize the anticipated benefits of the sale of Safe Harbor, including with respect to tax strategies, or at all; The Company’s succession plan for its CEO, which could impact the execution of the Company’s strategic plan; Competitive market forces; The ability of purchasers of manufactured homes to obtain financing; The level of repossessions of manufactured homes; The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures; The Company's remediation plan and its ability to remediate the material weakness in its internal control over financial reporting; Expectations regarding the amount or frequency of impairment losses;

Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry and the markets within which the Company operates; Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and pound sterling; The Company's ability to maintain its status as a REIT; Changes in real estate and zoning laws and regulations; The Company's ability to maintain rental rates and occupancy levels; Legislative or regulatory changes, including changes to laws governing the taxation of REITs; Outbreaks of disease and related restrictions on business operations; Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires; and Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements. About Sun Communities, Inc. Sun Communities, Inc. is a REIT that, as of December 31, 2024, owned, operated, or had an interest in a portfolio of 645 developed properties comprising approximately 176,390 developed sites and approximately 48,760 wet slips and dry storage spaces in the United States, Canada, and the United Kingdom. For Further Information at the Company: Fernando Castro-Caratini Chief Financial Officer (248) 208-2500 www.suninc.com Source: Sun Communities, Inc.